UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2008

CERTIFIED TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52786	41-1484782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5353 Manhattan Circle
Suite 101
Boulder, CO 80303

 (Address of principal executive offices and Zip Code)

303-499-6000

 (Registrant’s telephone number, including area code)

Not applicable.

 (Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

This current report responds to the following items on Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement.

Item 9.01	Financial Statements and Exhibits.

As used in this current report and unless otherwise indicated, the terms “our” and the “Company” refer to Certified Technologies Corporation, after giving effect to the acquisition of Zhaoheng Investments Limited (BVI), unless the context requires otherwise.  Reference to “China” means the “People’s Republic of China.”  References to “MW” and “KWH” mean megawatt and kilowatt hour, respectively.

Item 1.01	Entry into a Material Definitive Agreement.

General

                On June 17, 2008, our subsidiary Hunan Zhaoheng Hydropower Co., Ltd. (“Zhaoheng”) entered into an Equity Transfer Agreement (the “Transfer Agreement”) pursuant to which Zhaoheng agreed to acquire 100% of the equity of Jingrong Industrial Development Co., Ltd. (“Jingrong”).  Jingrong owns Yongfu Hydropower Station located in Rongjiang County of the Guizhou Province in China.

The Transfer Agreement

                The following is a summary of the material terms of the Transfer Agreement, a copy of which is annexed hereto as Exhibit 10.1 to this Current Report on Form 8-K.

                The parties to the Transfer Agreement are Wu Huimin, Liu Jian-Hua, Xu Jin-Geng, Ye Huajie, and Mei Xiandong (collectively, the “Shareholders”) and Zhaoheng.

                Pursuant to the Transfer Agreement, Zhaoheng agreed to pay 1 million Renminbi (“RMB”) to the Shareholders and to assume all of Jingrong’s debts and payables (49 million RMB) in exchange for 100% of the shares in Jingrong.  The Shareholders collectively owned all of Jingrong’s shares.

Additionally, Zhaoheng agreed to deposit 5 million RMB to the Shareholders no later than the third business day following the execution of the Transfer Agreement.  After receipt of the down payment, the Shareholders agreed to transfer their 100% equity to Zhaoheng and register the changing of shareholders with government agencies within a reasonable time.

Warranty

The following is a summary of the material terms of the Warranty Agreement dated June 17, 2008 (“Warranty”), a copy of which is annexed hereto as Exhibit 10.2 to this Current Report on Form 8-K.

As security for the obligations of the Shareholders under the Transfer Agreement, Huimin Hydropower Development Co., Ltd. (“Huimin”), the Shareholders and Zhaoheng entered into the Warranty.  Under the Warranty, the Shareholders and Huimin agreed to be jointly liable for all contingent liabilities generated before the Transfer Agreement.  Additionally, Huimin guaranteed all contingent liabilities for up to two years from the date of any contingent liabilities that arise in the future.

About Jingrong Industrial Development Co., Ltd.

Jingrong owns the Yongfu Hydropower Station (7.5MW).  The station is located in Rongjiang County of Guizhou Province in China.  Specifications for the station consist of a normal water level of 238 meters, corresponding reservoir capacity of 11.3 million cubic meters, water head of 9 meters, and a total power generation capacity of 7.5MW (2×3.75MW).

In 2007 and 2006, the annual electricity output was 30.07 million KWH and 32.85 million KWH, respectively.  The current electricity tariff is 0.2304 RMB in local area.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.        Description

10.1	Equity Transfer Agreement of Jingrong Industrial Development Company in Rongjiang County of Guizhou Province, dated as of June 17, 2008, between the Company and the Shareholders.

10.2	Warranty, dated as of June 17, 2008, between the Company, the Shareholders and Huimin (as guarantor).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Certified Technologies Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        CERTIFIED TECHNOLOGIES CORPORATION

        By: /s/ Guosheng Xu
        Name: Guosheng Xu
        Title:   Chief Executive Officer

Date:  June 20, 2008